Joint Filing Information
-----------------------------

Name:           Brian J. Higgins

Address:        65 East 55th Street
                30th Floor
                New York, New York 10022

Designated Filer:  King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  Pacific Gas & Electric Company (PCG.PR)

Date of Event Requiring Filing:         December 20, 2004

Signature:              /s/  Brian J. Higgins
                        --------------------------------
                             Brian J. Higgins




Name:           O. Francis Biondi, Jr.

Address:        65 East 55th Street
                30th Floor
                New York, New York 10022

Designated Filer:         King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  Pacific Gas & Electric Company  (PCG.PR)

Date of Event Requiring Filing:         December 20, 2004

Signature:              /s/  O. Francis Biondi, Jr.
                        --------------------------------
                             O. Francis Biondi, Jr.